SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 22, 2003 (May 15, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5. Other Events

On May 15, 2003, we announced our wholly owned subsidiary, Westar Industries, Inc., entered into a definitive agreement to divest its interest in Protection One Europe to two investment funds managed by ABN Amro Capital France. The closing of the transaction is subject to approval by French and German antitrust authorities and is expected by early summer. UBS Warburg acted as our advisor on the transaction. The sale of Protection One Europe is part of our plan to pay down debt and focus exclusively on our electric utility business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAR ENERGY, INC.

Date:	May 22, 2003	By	/s/ MARK A. RUELLE
Mark A. Ruelle, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 15, 2003